UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 16, 2009

Kentucky USA Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-141480	20-5750488
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

321 Somerset Road, Suite 1, London, Kentucky	40741
(Address of principal executive offices)	(Zip Code)

(606) 878-5987
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is a press release issued by Kentucky USA Energy, Inc. (the “Company”) on March 16, 2009.

This press release announces that the Company has reached total depth (“TD”) of 2,762 feet on Golden Eagle #1, the eleventh well drilled to TD by the Company to date.  Among other developments, the Golden Eagle #1 well has been evaluated and determined to be commercially viable.

In addition, the press release discloses that the Company expects drilling to reach TD on both its Hunter Wells #4 and Slinker #2 wells this week.  The Company continues to prepare for its tie-in to the pipeline that will be purchasing gas from its wells, and it is expected that the first such tie-in will occur within the next 45 days.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and are not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated March 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kentucky USA Energy, Inc.

Date: March 17, 2009	By:	/s/ Steven Eversole
Steven Eversole
Chief Executive Officer